Exhibit 10.9

AGREEMENT

THIS AGREEMENT dated March 17th, 2010,

BY AND BETWEEN

            ABAKAN INC., a corporation incorporated pursuant to the laws of State of Nevada;

            (the "Corporation")

AND:

            SONNEN CORP., a corporation incorporated pursuant to the laws of State of Nevada;

            (“Sonnen”)

WHEREAS:

A.        Sonnen, having a common director with the Corporation, has made valuable associations in Belarus within the Powder Metallurgical Institute, the Ministry of Education, the National Academy of Science and the Belarus State University of Informatics and Radioelectronics; and

B.         The institutions are willing to provide expert professors in the field of Coatings, Application of Coatings and other subjects of interest to the Corporation; and

C.         The Corporation wishes to purchase the right to enter into direct negotiations with the institutions that have the coating expertise in Belarus without any further compensation to Sonnen; and

D.        Sonnen wishes to sell its rights so that the Corporation can enter into direct negotiations        with the institutions that have the coating expertise in Belarus; and

E.         The Corporation has made two advances to Sonnen to date totaling $40,000 to be used against expenses already incurred by Sonnen in Belarus including but not limited to expenses incurred by individuals employed by Sonnen Corporation to make and enhance business connections in Belarus.

NOW, THEREFORE, IT IS AGREED:

1.                Sonnen sales its rights and the Corporation buys the rights to enter into direct negotiations with the institutions, mentioned in B. above, that have coating expertise in Belarus without further compensation to Sonnen for the amount of $50,000 (fifty-thousand).

2.                Sonnen agrees that the advances previously made to them, totaling $40,000, used in developing the relationships with the institutions be taken into account and set-off against the $50,000 due herein above.

IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date written above.

/s/ Robert Miller

Robert Miller, Director

ABAKAN INC.

/s/ Costas Takkas

Costas Takkas, Director

SONNEN CORP.